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                                  EXHIBIT 23.2
                  [LETTERHEAD OF L J SOLDINGER ASSOCIATES LLC]



                         INDEPENDENT AUDITORS' CONSENT



     We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3 (No. 333-115261) of our report dated March 11, 2004, which appears on page F-3 of the Annual Report on Form 10-K, as amended, of CanArgo Energy Corporation for the year ended December 31, 2003 and to the reference to our Firm under the caption "Experts" in such Registration Statement.



                                          /s/ L J SOLDINGER ASSOCIATES LLC

                                          --------------------------------------

                                          L J Soldinger Associates LLC


                                          Deer Park, Illinois, USA



October 28, 2004